PROXY TABULATOR P.O. BOX 9112 FARMINGDALE, NY 11735

To vote by Internet

1) Read the Proxy Statement and have the proxy card below at hand.
2) Go to website www.proxyvote.com
3) Follow the instructions provided on the website.

To vote by Telephone

1) Read the Proxy Statement and have the proxy card below at hand.
2) Call ___________
3) Follow the instructions.

To vote by Mail

1) Read the Proxy Statement.
2) Check the appropriate box on the proxy card below.
3) Sign and date the proxy card.
4) Return the proxy card in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

Guggenheim Enhanced Equity Strategy Fund		For	Against	Abstain

2(a)	To approve an Agreement and Plan of Merger between the Fund and Guggenheim Enhanced Equity Income Fund,
	including the termination of the Fund's registration under the Investment Company Act of 1940	☐	☐	☐

3	To transact such other business as may properly come before the Special Meeting or any adjournments, postponements or delays thereof.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE

Please sign here exactly as your name appears in the records of the Fund and date. If the shares are held jointly, each holder should sign. When signing as an attorney, executor, administrator, trustee, guardian, officer of a corporation or other entity or in any other representative capacity, please give the full title under signature(s).

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature [Joint Owners]	Date

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING: THE PROXY STATEMENT IS AVAILABLE AT
www.proxyvote.com

Solicited on behalf of the Board of Trustees
GUGGENHEIM ENHANCED EQUITY STRATEGY FUND
Special Meeting of Shareholders
December 7, 2016

A Special Meeting of Shareholders of Guggenheim Enhanced Equity Strategy Fund (the "Fund") will be held at the offices of Guggenheim Funds Investment Advisors, LLC, 227 West Monroe Street, 7th Floor, Chicago, IL 60606, on Wednesday, December 7, 2016, at 10:00 a.m. Central Time (the "Special Meeting"). The undersigned hereby appoints Amy J. Lee, Mark E. Mathiasen and Michael P. Megaris, and each of them or their respective designees, with full power of substitution and revocation, as proxies to represent and to vote all shares of the undersigned at the Special Meeting and all adjournments, postponements or delays thereof, with all powers the undersigned would possess if personally present, upon the matters specified on the reverse side.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED AS TO THE PROPOSAL, THE PROXIES SHALL VOTE FOR SUCH PROPOSAL. THE PROXIES MAY VOTE AT THEIR DISCRETION ON ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS, POSTPONEMENTS OR DELAYS THEREOF.

PLEASE SIGN AND DATE ON THE REVERSE SIDE